EXHIBIT NO. 10.19



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                            STOCK PURCHASE AGREEMENT

                                     BETWEEN

                             CAPITAL RE CORPORATION

                                       AND

                           ACE BERMUDA INSURANCE, LTD.





                                   DATED AS OF

                                FEBRUARY 19, 1999


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                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT is entered into as of February 19, 1999 between ACE Bermuda Insurance, Ltd., an insurance company licensed and registered under the laws of the Islands of Bermuda (the "Purchaser"), and Capital Re Corporation, a Delaware corporation (the "Company").

     WHEREAS, the Purchaser wishes to purchase from the Company, and the Company wishes to sell to the Purchaser that number of shares of the Company's common stock, $.01 par value per share (the "Common Stock") equal to $75 million divided by the Purchase Price (as defined in Section 2) but not to exceed the Maximum Amount (as defined in Section 2); and

     WHEREAS, the Purchaser and the Company are entering into this Agreement to provide for such purchase and sale and to establish various rights and obligations in connection therewith.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:


1.   DEFINITIONS

     For all purposes of this Purchase Agreement, certain capitalized terms specified in Exhibit A shall have the meanings set forth in that Exhibit A, except as otherwise expressly provided.


2.   SALE AND PURCHASE OF SHARES

     On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, that number of shares of Common Stock (the "Shares") equal to $75,000,000 (the "Purchase Price") divided by the lesser per share price of: (a) the fully diluted book value per share of the Common Stock at December 31, 1998, determined from the Company's 1998 audited financial statements as described in
Section 2 of the Disclosure Schedule and (b) the average of the five highest closing prices of the Common Stock between the date of this Agreement and April 15, 1999 inclusive, as reported on the New York Stock Exchange composite tape, and multiplied by 1.15. At the Closing, the Purchaser shall deliver to the Company the amount of $75,000,000 by wire transfer of immediately available funds, and the Company will deliver to the Purchaser one or



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more stock certificates, as the Purchaser may request, registered in the name of the Purchaser or otherwise as the Purchaser may direct, evidencing the Shares. Notwithstanding the foregoing, in no event will the number of Shares exceed
19.9% of the total number of shares of Common Stock outstanding immediately prior to the Closing (the "Maximum Amount"). In the event the number of Shares to be issued on the date selected for Closing would exceed the Maximum Amount, the Closing will not occur, this Agreement shall be immediately terminated and no party shall be under any further obligation to the other.


3.   CLOSING


3.1. Closing of Sale and Purchase

     Subject to the terms and conditions of this Agreement, the Closing shall take place at the offices of Hogan & Hartson L.L.P., 885 Third Avenue, New York, New York 10022, on the Closing Date.


3.2. Conditions Precedent to the Purchaser's Obligations

     The Purchaser's obligation to purchase and pay for the Shares on the Closing Date is subject to the satisfaction, on or before the Closing Date, of the following conditions:

     (a) The Purchaser shall have received (i) from Hogan & Hartson L.L.P., counsel for the Company, a legal opinion dated as of the Closing Date, substantially to the effect attached as Exhibit B hereto; and (ii) an opinion of other counsel to the Company, who may be the Company's General Counsel, to the effect that execution, delivery and performance of this Agreement by the Company do not require any approvals under the insurance laws of any state applicable to an Insurance Subsidiary (except as have been obtained), and with respect to the absence of pending or threatened litigation against or affecting the Company and its Subsidiaries.

     (b) Each of the representations and warranties of the Company contained in
Article 5 of this Agreement shall be true and correct at the date hereof and as of the Closing Date as if made at and as of the Closing Date, except to the extent they expressly refer to another time or period, in which case they shall be true and correct as of such time or period; provided, however, that the conditions set forth in this Section 3.2(b) shall be deemed satisfied if the respects in which such representations and warranties are not true and correct on the date hereof and, as applicable, at and as of the Closing Date (without giving effect to any materiality qualifications contained therein) would not constitute a Material Adverse Effect;


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     (c) The Company and the Purchaser each shall have received all consents, authorizations and approvals of governmental authorities which are required to be obtained in order to consummate the transactions contemplated hereby, including, without limitation, any affirmative approvals required under state insurance laws and the expiration or termination of any applicable waiting periods under Hart-Scott-Rodino or state insurance laws.

     (d) The Shares shall have been authorized for listing on the NYSE upon official notice of issuance.

     (e) The Aaa financial strength rating of Capital Reinsurance Company shall have been affirmed by Moody's Investor Services, Inc., the AAA financial strength rating of Capital Reinsurance Company issued by the Standard & Poor's Corporation shall remain in effect and the current financial strength ratings of each of Capital Mortgage Reinsurance Company and KRE Reinsurance Ltd. shall have been affirmed in the double A category by Standard & Poor's Corporation. Each such rating affirmation shall not require fulfillment by the Company of any material conditions subsequent thereto, other than sale of the Shares pursuant to this Agreement.

     (f) No order, injunction or decree issued by any court or governmental authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Closing or any of the transactions contemplated thereby shall be in effect.

     (g) There shall not be any suit, action, investigation, inquiry or other proceeding instituted by any governmental authority which seeks to enjoin or otherwise prevent consummation of the Closing or the transactions contemplated thereby or which would individually, or in the aggregate with each other failure to satisfy such condition, or in the aggregate with all other unsatisfied conditions that have not been waived result in a Material Adverse Effect.

     (h) The Company shall have duly performed and complied in all material respects with each obligation, covenant, agreement and condition required by this Agreement to be performed or complied with by the Company at or prior to the Closing.

     (i) The board of directors of the Company shall have taken all necessary action to elect that number of Purchaser nominees to the board as required by
Section 4.6, subject only to Closing;

     (j) The Company shall have delivered to Purchaser a true, complete and correct copy of its audited annual financial statements for the period ended December 31, 1998, and the fully diluted book value per share of the Common Stock determined from such financial statements using the methodology described in


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Section 2 of the Disclosure Schedule shall be within the range shown in Section
2 of the Disclosure Schedule.

     (k) The Company shall have delivered to Purchaser copies of all NAIC Loss Reserve Opinions issued by independent actuarial or accounting firms in respect of December 31, 1998 loss reserves of any Insurance Subsidiary, and such opinions shall be issued without material qualification.

     (l) Since the date of this Agreement, there shall not have occurred any event, change or effect having, or that would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect, except for events, changes or effects arising out of any differences in the amounts shown on the Company's audited 1998 financial statements from the amounts disclosed to Purchaser by the Company as good faith estimates on or prior to the date hereof.


3.3. Conditions Precedent to the Company's Obligations

     The Company's obligation to sell and issue the Shares on the Closing Date is subject to the satisfaction, on or before the Closing Date, of the following conditions:

     (a) Each of the representations and warranties of the Purchaser contained in Article 6 of this Agreement shall be true and correct at the date hereof and as of the Closing Date as if made at and as of the Closing Date, except to the extent they expressly refer to another time or period, in which case they shall be true and correct as of such time or period; provided, however, that the conditions set forth in this Section 3.3(a) shall be deemed satisfied if the respects in which such representations and warranties are not true and correct on the date hereof and, as applicable, at and as of the Closing Date (without giving effect to any materiality qualifications contained therein) would not prevent, materially delay or materially impair the ability of Purchaser to consummate the transactions contemplated hereby.

     (b) The Company and the Purchaser each shall have received all consents, authorizations and approvals of governmental authorities which are required to be obtained in order to consummate the transactions contemplated hereby, including, without limitation, any affirmative approvals required under state insurance laws and the expiration or termination of any applicable waiting periods under Hart-Scott-Rodino or state insurance laws.

     (c) No order, injunction or decree issued by any court or governmental authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Closing or any of the transactions contemplated thereby shall be in effect.


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     (d) There shall not be any suit, action, investigation, inquiry or other proceeding instituted by any governmental authority which seeks to enjoin or otherwise prevent consummation of the Closing or the transactions contemplated thereby or which would individually, or in the aggregate with each other failure to satisfy such condition, or in the aggregate with all other unsatisfied conditions that have not been waived, prevent, materially delay or materially impair the ability of Purchaser to consummate the transactions contemplated hereby.

     (e) The Purchaser shall have duly performed and complied in all material respects with each obligation, covenant, agreement and condition required by this Agreement to be performed or complied with by the Purchaser at or prior to the Closing.


4.   ADDITIONAL UNDERTAKINGS AND COVENANTS

     The Purchaser and the Company hereby covenant and agree with each other as follows:


4.1. Consents and Approvals

     (a) The Company and the Purchaser shall take all measures reasonably necessary or advisable to secure such consents, authorizations and approvals of governmental and supragovernmental authorities and of private persons or entities with respect to the transactions contemplated by this Agreement, and to the performance of all other obligations of such parties hereunder, as may be required by any applicable statute or regulation of the United States or any country, state or other jurisdiction or by any Agreement of any kind whatsoever to which the Purchaser, the Company or any Subsidiary is a party or by which the Purchaser, the Company or any Subsidiary is bound.

     (b) The Purchaser and the Company shall (i) cooperate in the filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to applicable statutes, rules, regulations or orders of any governmental or supragovernmental authority in connection with the transactions contemplated by this Agreement and (ii) use their respective good faith efforts to cause any applicable waiting periods thereunder to expire and any objections to the transactions contemplated hereby to be withdrawn before the Closing.

     (c) In addition to the obligations set forth in Section 4.1(b), as promptly as practicable, and in any event no later than 15 days following the execution of this Agreement, the Company and the Purchaser shall complete any filing that may be required pursuant to Hart-Scott-Rodino, or shall mutually agree that no such filing is required. The Company and the Purchaser shall diligently


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take (or fully cooperate in the taking of) all actions, and provide any additional information, required or reasonably requested in order to comply with the requirements of Hart-Scott-Rodino.


4.2. Operation of Business of Company and the Subsidiaries

     Except as contemplated by this Agreement or as reasonably required to carry out their obligations hereunder, the Company and the Subsidiaries shall, through the Closing Date, conduct their respective businesses only in the Ordinary Course of Business and, in addition, not: (i) issue any capital stock or any options, warrants or other rights to subscribe for or purchase any of their capital stock or any securities convertible into or exchangeable for their capital stock (other than pursuant to Stock Plans or otherwise in the Ordinary Course of Business); (ii) directly or indirectly redeem, purchase or otherwise acquire any of their capital stock; (iii) effect a split, reclassification or other change in or of any of their capital stock; (iv) amend their certificate or articles of incorporation, bylaws or equivalent organizational documents (except as may be necessary to comply with applicable statutes, rules, regulations or orders of any governmental or regulatory authority); (v) merge or consolidate with any Person or enter into any agreement providing for the merger or consolidation with any Person; or (vi) enter into any new material line of business or exit any current material line of business of the Company (other than the Lloyd's business).


4.3. Stock Exchange Listing

     The Company shall use commercially reasonable efforts to cause the shares of Common Stock to be issued to the Purchaser hereunder to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.


4.4. Publicity

     The Company and the Purchaser shall consult with each other prior to issuing, and will provide each other with a meaningful opportunity to review, comment upon and concur with, any press releases or public announcements with respect to the issuance of the Shares and the other transactions contemplated by this Agreement, and prior to making any filings with any third party and/or any governmental entity with respect thereto, except as may be required by law (including federal securities laws), court process or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service.



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4.5. Confidentiality

     (a) Without the prior written consent of the Company, any information relating to the Company provided to the Purchaser or generated by the Purchaser in connection with the transactions contemplated hereby which is confidential, proprietary, or otherwise not generally available to the public (but excluding
(i) information the Purchaser has obtained independently from third-party sources without the Purchaser's knowledge that the source has violated any fiduciary or other duty not to disclose such information and (ii) other information that is in the public domain or otherwise publicly available) (the "Confidential Information") will be kept confidential by the Purchaser and its directors, officers, employees and representatives (collectively, "Representatives"), using the same standard of care in safeguarding the Confidential Information as the Purchaser employs in protecting its own proprietary information which the Purchaser desires not to disseminate or publish. It is understood (i) that such Representatives shall be informed by the Purchaser of the confidential nature of the Confidential Information, (ii) that such Representatives shall be bound by the provisions of this Section 4.5 as a condition of receiving the Confidential Information and (iii) that, in any event, the Purchaser shall be responsible for any breach of this Agreement by any of its Representatives.

     (b) Without the prior written consent of the Company, other than as required by applicable law, the Purchaser will not, and will direct its Representatives not to, disclose to any Person either the fact that the Confidential Information has been made available to the Purchaser or that the Purchaser has inspected any portion of the Confidential Information.

     (c) If the Purchaser or its Representatives are requested or required (by oral question, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, the Purchaser will, as soon as practicable, notify the Company of such request or requirement so that the Company may seek an appropriate protective order. If, in the absence of a protective order or the receipt of a waiver hereunder, the Purchaser or its Representatives are, in the opinion of the Purchaser's counsel, compelled to disclose the Confidential Information or else stand liable for contempt or suffer other censure or significant penalty, the Purchaser may disclose only such of the Confidential Information to the party compelling disclosure as is required by law. The Purchaser shall not be liable for the disclosure of Confidential Information pursuant to the preceding sentence. The Purchaser will exercise all reasonable efforts to assist the Company in obtaining a protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.


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4.6. Board Nominee

     (a) The Company covenants that the Company will nominate and recommend as a candidate for election to the Board of Directors, so long as the Purchaser (and/or its Affiliates) holds (i) at least 8% but less than 13% of the Total Voting Power, one individual and (ii) 13% or more of the Total Voting Power, two individuals, in each case such individuals to be reasonably acceptable to the then current Board of Directors of the Company and to be designated in writing by an executive officer of the Purchaser, provided that any executive officer of Purchaser shall be presumed to be acceptable. In the event Purchaser is entitled to designate one or more nominees between regular annual stockholder meetings, the Company will take such action as is required (including, if necessary, increasing the size of its Board of Directors) to appoint such nominee(s) to the Board of Directors to serve until the next annual stockholders meeting.

     (b) In addition, at least one Purchaser nominee will serve, if qualified under applicable law and the rules of the New York Stock Exchange, as a member of the Audit Committee and Executive Committee of the Board of Directors, if any.

     (c) If at any time the Purchaser is entitled to designate any individual under the preceding sections but such individual is not a member of the Board of Directors of the Company, the Company will notify such individual, concurrently with notice given to members of the Board of Directors of the Company, of all meetings of the Board of Directors and, as soon as available, will provide to such individual all reports, financial statements or other information distributed to the Board of Directors of the Company. The Company will permit such individual to attend all such meetings of the Board of Directors as an observer and to participate in advising and consulting with the Board, without voting.


5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as otherwise set forth in the applicable section of the Disclosure Schedule, the Company represents and warrants (which representation and warranty shall be deemed to include the disclosure with respect thereto so specified in the Disclosure Schedule) to the Purchaser as follows:


5.1. Organization and Standing

     The Company and each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the corporate or equivalent power and authority to own, operate and lease its Assets and to carry on its business as currently conducted. Each of the Company and its Subsidiaries is duly qualified to conduct business and is in good standing in every


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jurisdiction in which the nature of the respective business conducted or Assets owned by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect, and has all governmental licenses, authorizations, consents and approvals required to carry on its business as currently conducted except where the failure to hold such licenses, authorizations, consents or approvals would not have a Material Adverse Effect.


5.2. Authorization

     The execution, delivery and performance by the Company of this Agreement and the issuance and sale of the Shares by the Company and compliance with all the provisions of this Agreement: (a) are within the corporate power and authority of the Company; (b) do not require any consent or approval of any stockholders of the Company; and (c) have been authorized by all required corporate proceedings on the part of the Company. The Company has furnished to the Purchaser true and correct copies of the Company's Certificate of Incorporation and By-Laws as in effect on the date of this Agreement. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms.


5.3. Subsidiaries

     The Subsidiaries of the Company, together with their jurisdiction of organization, are set forth on Section 5.3 of the Disclosure Schedule. Each of the Subsidiaries designated as an Insurance Subsidiary on Section 5.3 of the Disclosure Schedule is (i) duly licensed or authorized as an insurance company or reinsurer in its jurisdiction of organization, (ii) duly licensed or authorized as an insurance company or reinsurer in each other jurisdiction where it is required to be so licensed or authorized, and (iii) duly authorized in its jurisdiction of organization and each other applicable jurisdiction to write each line of business reported as being written in the SAP Statements, except, in any such case, where the failure to be so licensed or authorized would not have a Material Adverse Effect. The Company has made all required filings under applicable holding company statutes except where the failure to file would not be reasonably expected to have a Material Adverse Effect.


5.4. Capitalization

     The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, of which 32,045,119 shares were outstanding as of the close of business on February 10, 1999, and 25,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of which no shares were outstanding as of the close of business on the date hereof. All of the outstanding shares of Common Stock, and the Shares, have been duly authorized, and the


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outstanding shares of Common Stock are, and the Shares upon issuance and payment therefor as provided herein will be, validly issued, fully paid and nonassessable. The Company has no commitments to issue or deliver any shares of capital stock, except that, as of February 18, 1999, there were 6,460,000 shares subject to issuance pursuant to the Company's 1992 Employee Stock Option Plan, 1997 Employee Stock Option Plan, 1993 Director's Stock Option Plan and the Performance Share Plan (the "Stock Plans"). Except as described in Section 5.4 of the Disclosure Schedule, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Company or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or, except as disclosed in Section 5.4 of the Disclosure Schedule, convertible into or exercisable for securities having the right to vote) on any matter.


5.5. Company Reports; Financial Statements

     (a) The Company has delivered or made available to the Purchaser true and complete copies of each registration statement, report, proxy statement or information statement prepared by it since December 31, 1997, including (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1997, (b) the Company's definitive Proxy Statement for its 1998 Annual Meeting of Stockholders, and (c) the Company's Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998, each in the form (including exhibits, annexes and any amendments thereto) filed with the Commission (collectively, including any such reports filed subsequent to the date hereof, the "Company Reports"). As of their respective dates the Company Reports complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission. As of their respective dates, the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of income and of cash flow included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents the consolidated results of operations and cash flows, as the case may be, of the Company and its


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Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

     (b) The Company has delivered or made available to the Purchaser true and complete copies of the annual and quarterly statements of each of the Insurance Subsidiaries as filed with the applicable insurance regulatory authorities for the year ended December 31, 1997 and the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998, including all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents filed in connection therewith (collectively, the "SAP Statements"). The SAP Statements were prepared in conformity with statutory accounting practices prescribed or permitted by the applicable insurance regulatory authority consistently applied for the periods covered thereby and present fairly the statutory financial position of such Insurance Subsidiaries for the respective periods then ended. The SAP Statements complied in all material respects with all applicable laws, rules and regulations when filed, and no material deficiency has been asserted with respect to any SAP Statements by the applicable insurance regulatory body or any other governmental agency or body. The annual statutory balance sheets and income statements included in the SAP Statements have been audited by Ernst & Young LLP and the Company has delivered or made available to the Purchaser true and complete copies of all audit opinions related thereto. The Company has delivered or made available to the Purchaser true and complete copies of all examination reports of insurance departments and any insurance regulatory agencies since January 1, 1996 relating to the Insurance Subsidiaries.


5.6. Taxes

     United States Federal income tax returns of the Company and its Subsidiaries have been examined and closed through the fiscal year ended December 31, 1992 and no material issue has been raised in any examination of any other tax return of the Company or any of its Subsidiaries. The Company and each of its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary. Such returns are true and accurate in all material respects. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate.


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5.7. Governmental Filings; No Violations

     (a) Other than the filings, permits, authorizations, consents, approvals and/or notices pursuant to or required by (i) Hart-Scott-Rodino, (ii)the Exchange Act, (iii)the Securities Act, (iv)state securities or "blue-sky" laws,
(v)the insurance laws and regulations of the state of New York and Maryland, and
(vi) the NYSE, and except as may result from any facts or circumstances relating solely to the Purchaser or its affiliates, in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the issuance of the Shares, there are no filings, authorizations, consents, approvals or notices required with or by any Court, administrative agency, commission, government or regulatory authority, domestic or foreign, except those that the failure to make or obtain will not, individually or in the aggregate, have a Material Adverse Effect.

     (b) Subject to compliance with the filings described in Section 5.7(a), the execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the issuance of the Shares will not, constitute or result in (i) a breach or violation of, or a default under, the certificate of incorporation or by-laws of the Company or the comparable governing instruments of any of its Subsidiaries, (ii) a breach or violation of, or a default under, or the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation ("Contracts") binding upon the Company or any of its Subsidiaries, (iii) any change in the rights or obligations of any party under any of those Contracts, (iv) the impairment of the Company's or any of the Company's Subsidiaries' business or adversely affect any licenses or approvals necessary to enable the Company and its Subsidiaries to carry on their business as presently conducted, except for any conflict, breach, violation, default, acceleration, declaration, imposition or impairment that would not have a Material Adverse Effect.


5.8. Insurance Matters

     (a) Except as would not, individually or in the aggregate, have a Material Adverse Effect, all policies, binders, slips, certificates, and participation agreements and other agreements of insurance, whether individual or group, in effect as of the date hereof (including all applications, supplements, endorsements, riders and ancillary agreements in connection therewith) that are issued by the Insurance Subsidiaries (the "Insurance Contracts"), are, to the extent required under applicable law, on forms approved by applicable insurance regulatory authorities or which have been filed and not objected to by such authorities within the period provided for objection, and such forms comply in all respects with the insurance statutes, regulations and rules applicable thereto and, as to premium rates established by the Company or any Insurance Subsidiary which are required

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to be filed with or approved by insurance regulatory authorities, the rates have been so filed or approved, the premiums charged conform thereto in all respects, and such premiums comply in all respects with the insurance statutes, regulations and rules applicable thereto.

     (b) All reinsurance and coinsurance treaties or agreements, including retrocessional agreements, to which the Company or any Insurance Subsidiary is a party or under which the Company or any Insurance Subsidiary has any existing rights, obligations or liabilities are in full force and effect except for such treaties or agreements for which the failure to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect. Neither the Company nor any Insurance Subsidiary, nor, to the knowledge of the Company, any other party to a reinsurance or coinsurance treaty or agreement to which the Company or any Insurance Subsidiary is a party, is in default in any material respect as to any provision thereof.

     (c) The reserves carried on the financial statements of the Company and each Insurance Subsidiary for future insurance policy benefits, losses, claims and similar purposes were, as of the respective dates of such financial statements, in compliance in all material respects with the requirements for reserves established by the insurance departments of the state of domicile of such entity, were determined in all material respects in accordance with generally accepted actuarial standards and principles consistently applied, and were fairly stated in all material respects in accordance with sound actuarial and statutory accounting principles. The admitted assets of the Company and each Insurance Subsidiary as determined under applicable laws are in an amount at least equal to the minimum amounts required by applicable laws.

     (d) Except for regular periodic assessments in the ordinary course of business or assessments based on developments that are publicly known within the insurance industry, no claim or assessment is pending or, to the knowledge of the Company, threatened against the Company or any Insurance Subsidiary that is peculiar or unique to such entity by any state insurance guaranty associations in connection with such association's fund relating to insolvent insurers.


5.9. Litigation and Liabilities

     (a) Except as disclosed in the Company Reports filed prior to the date hereof, there are no actions, suits, claims, proceedings or investigations (or, to the knowledge of the Company, any basis for any person to assert any claim reasonably likely to result in liability or any other adverse determination) pending against, or to the knowledge of the Company, threatened against or affecting, the Company or any of its Subsidiaries or any of their respective properties before any governmental entity or otherwise that (i) individually or in the aggregate would be expected to have a Material Adverse Effect, (ii) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or
(iii) alleges criminal action or inaction. As of the date hereof, neither the Company, its Subsidiaries nor any of their respective properties is subject to any order, writ, judgment, injunction, decree, determination or award having, or that would reasonably be expected to have, a Material Adverse Effect or that would prevent or delay the consummation of the transactions contemplated hereby. Except as disclosed in the Company Reports, there are no pending or, to the knowledge of the Company, threatened claims for indemnification by the Company or any of its Subsidiaries in favor of directors, officers, employees and agents of the Company or any of its Subsidiaries.

     (b) Except as set forth in the Company Reports, the Company and its Subsidiaries have no liabilities, debts, claims or obligations of any nature, whether accrued, absolute, direct or indirect, contingent or otherwise, whether due or to become due, that would be required to be included on a balance sheet prepared in accordance with generally accepted accounting principles, and there is no existing condition or set of circumstances that would reasonably be expected to result in such a liability ("Company Liabilities"), except (i) Company Liabilities incurred in connection with or as a result of the transactions contemplated by this Agreement, (ii) contingent liabilities and reserves to be provided for as of December 31, 1998 in amounts that have been disclosed to Purchaser in Section 5.9 of the Disclosure Schedule and (iii) Company Liabilities that would not reasonably be expected to have a Material Adverse Effect.


5.10. Compliance with Laws; Permits

     Except as set forth in the Company Reports filed prior to the date hereof or as set forth on Section 5.10 of the Disclosure Schedule, the businesses of each of the Company and its Subsidiaries have been, and are being, conducted in compliance with all applicable Laws, and all notices, reports, documents and other information required to be filed thereunder within the last three years were properly filed and were in compliance with such Laws, except in any such case for noncompliance that, individually or in the aggregate, would not have a Material Adverse Effect. Except as set forth in the Company Reports filed prior to the date hereof or as set forth on Section 5.10 of the Disclosure Schedule and except for routine examinations by state governmental entities charged with supervision of insurance companies, no investigation or review by any governmental entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, nor has any governmental entity indicated an intention to conduct the same, except for those the outcome of which would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its Subsidiaries each has all permits, licenses, trademarks, patents, trade names, copyrights, service marks, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted except those the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.


5.11. Material Contracts

     All of the material contracts of the Company and its Subsidiaries that are required to be described in the Company Reports or to be filed as exhibits thereto pursuant to Item 601 of Regulation S-K promulgated by the Commission are described in the Company Reports or filed as exhibits thereto. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party is in breach of or in default under any such contract, except for such breaches and defaults as individually or in the aggregate have not had and will not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is party to any agreement containing any provision or covenant limiting (in any respect that would have a Material Adverse Effect) the ability of the Company or any of its Subsidiaries to (a) sell any products or services of or to any other person, (b) engage in any line of business or (c) compete with or to obtain products or services from any person or limiting the ability of any person to provide products or services to the Company or any of its Subsidiaries.


5.12. Pension and Benefit Plans

     There are no Plans maintained by the Company, or under which the Company has any liability, other than those set forth on the Disclosure Schedule. No Plan or trust forming a part thereof has been terminated since September 1, 1974. All Plans and the trusts forming a part thereof have been administered and enforced in accordance with their terms, and no disputes are pending or threatened with respect thereto. All Plans and any trusts forming parts thereof which are subject to ERISA are and have been administered in compliance with ERISA and all applicable rules and regulations issued thereunder, and no Reportable Event has heretofore occurred with respect thereto. No Person has participated in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) that could subject the Company to any tax, penalty or liability. No accumulated funding deficiency (as defined in Section 302 of ERISA) and no liability to the PBGC has been or is expected to be incurred with respect to any Plan. All Plans which are "employee pension benefit plans" as defined in Section 312 of ERISA since their adoption have qualified and do qualify under Section 401 of the Code. All trusts established under any Plans are exempt from taxation pursuant to Section 501(a) of the Code.


5.13. Brokers and Finders

     Neither the Company nor any of its executive officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the issuance of the Shares or the other transactions contemplated in this Agreement, except that the Company has employed Goldman, Sachs & Co., and Cochran, Coronia & Co. as its financial advisors, the arrangements with respect to which have been disclosed to the Purchaser prior to the date hereof.


5.14. Offering of Shares

     Neither the Company nor any Person acting on its behalf has offered the Shares or any similar securities of the Company for sale to, solicited any offers to buy the Shares or any similar securities of the Company from or otherwise approached or negotiated with respect to the Company with any Person other than the Purchaser and a limited number of other "accredited investors" or "qualified institutional buyers" (as defined under the Securities Act). Neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Shares under the Securities Act and the rules and regulations of the Commission thereunder) which would subject the offering, issuance or sale of the Shares to the registration requirements of Section 5 of the Securities Act. Assuming the accuracy of the Purchaser's representations contained herein, the offering of the Shares and the purchase and sale of the Shares contemplated by this Agreement comply in all respects with the Securities Act, including Section 4(2) thereof.


5.15. Year 2000 Compliance

     The Company has established an implementation plan and budgeted a reasonably sufficient amount of capital and resources to institute software systems which include design, performance and functionality and which are intended to ensure (it being acknowledged and agreed by the parties hereto that such intention may never be realized) that such software systems do not cause the Company to experience invalid or incorrect results or abnormal software operation related to calendar year 2000 except where such invalid or incorrect results or abnormal software operation would not, individually or in the aggregate, have a Material Adverse Effect. Such plan and budget envision the creation of software systems which include calendar year 2000 date conversion and compatibility capabilities. As of the date of this Agreement, such plan, in respect of the business of the Company, is generally proceeding on schedule.


6.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants to the Company as follows:

6.1. Organization and Standing

     The Purchaser is an insurance company duly organized, validly existing and in good standing under the laws of the Islands of Bermuda and has the power and authority to carry on its business as currently conducted.


6.2. Authorization

     The execution, delivery and performance by the Purchaser of this Agreement:
(a) are within the power and authority of the Purchaser; (b) do not require any consent or approval of any stockholders of the Purchaser; and (c) have been authorized by all required proceedings on the part of the Purchaser. This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms.


6.3. No Registration Under the Securities Act

     The Purchaser understands that the Shares to be purchased by it under this Agreement have not been registered under the Securities Act, in reliance upon exemptions contained in the Securities Act or interpretations thereof, and cannot be offered for sale, sold or otherwise transferred unless such Common Stock being acquired hereunder subsequently is so registered or qualifies for exemption from registration under the Securities Act. The Purchaser acknowledges that, except as provided in Section 8 hereof, the Purchaser has no right to require the Company to register the Shares. The Purchaser understands and agrees that each certificate representing Shares shall bear the following legend:

          "THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AN AGREEMENT ON FILE AT THE OFFICES OF THE CORPORATION. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."


6.4. Acquisition for Investment

     The Shares are being acquired under this Agreement by the Purchaser in good faith solely for its own account, for investment and not with a view toward resale or other distribution within the meaning of the Securities Act. The Shares will not be offered for sale, sold or otherwise transferred by the Purchaser without either registration or exemption from registration under the Securities Act it being understood that any sale or disposition of the Shares is in Purchaser's control.


6.5. Evaluation of Merits and Risks of Investment

     The Purchaser is an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act. The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the Purchaser's investment in the Shares being acquired hereunder. The Purchaser understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding such Shares for an indefinite period of time, inasmuch as such Shares have not been registered under the Securities Act). The Purchaser has had an opportunity to request, and has received or had access to, all information as the Purchaser has considered necessary to make a determination to purchase the Shares, and has had all questions which have been asked by the Purchaser satisfactorily answered by the Company. The Purchaser has not been offered the Shares by any form of general solicitations or general advertising.


7.   STANDSTILL PROVISIONS; RESTRICTIONS ON TRANSFER


7.1. Acquisition of Voting Securities and Other Matters

     Until the earlier of (a) two years from the date hereof, and (b) the date on which the Purchaser no longer Beneficially Owns any Shares (the earliest of such dates being referred to as the "Standstill Termination Date") and subject to the further provisions hereof, the Purchaser covenants and agrees that, without the prior approval of at least a majority of the Board of Directors of the Company:

     (i) The Purchaser will not, directly or indirectly, acquire any Voting Securities except for (A) the Shares, additional Voting Securities of the Company if the voting power in the general election of directors of all such additional Voting Securities Beneficially Owned by the Purchaser, together with the voting power in the general election of directors of the Shares then Beneficially Owned by the Purchaser, does not exceed 19.9% of the Total Voting Power; provided, however, any action by the Company with respect to its Capital Stock (including redemptions and reverse stock splits) shall not be deemed to be a violation of this Subsection without further action by Purchaser.

     (ii) Neither the Purchaser nor any of its Affiliates shall deposit any Voting Securities in a voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of such Voting Securities.

     (iii) Neither the Purchaser nor any of its Affiliates shall solicit proxies or initiate, propose or become a "participant" in a "solicitation" of proxies (as such terms are defined in Regulation 14A under the Exchange
     Act) or seek to advise, encourage or influence any person or entity with respect to the voting of Voting Securities, or induce or attempt to induce any person to initiate any stockholder proposal, if the purpose of any of the foregoing actions is to seek to encourage or effect a change in control of the Company.

     (iv) Neither the Purchaser nor any of its Affiliates shall join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any other person (except as specifically contemplated hereby), for the purpose of acquiring, holding, voting or disposing of voting securities of the Company, or otherwise become a "person" or a member of a "group" within the meaning of Section 13(d)(3) of the Exchange Act which Beneficially Owns or seeks to Beneficially Own Voting Securities.

     (v) Neither the Purchaser nor any of its Affiliates will otherwise act, alone or in concert with others, to seek to encourage or effect a change in control of the Company, or make any proposal, whether written or oral, to the Board of Directors of the Company with respect to a tender offer for Voting Securities, a merger or similar business combination transaction or the sale of substantially all of the assets of the Company, or make any public statements with respect thereto.

     (vi) Neither the Purchaser nor any of its Affiliates will, directly or indirectly, participate in, aid and abet or otherwise induce any Person to take any of the actions enumerated in (i) through (v) above or any other actions inconsistent therewith, including the accumulation of Voting Securities with any intent or objective inconsistent therewith.

     The restrictions in (i) through (vi) above shall not apply to (A) Affiliates of the Purchaser which are engaged generally in the purchase and sale of securities or similar activities, provided that any such Affiliate shall have acquired Voting Securities of the Company solely for investment purposes, (B) the right of the Purchaser to cast its votes in its discretion with respect to any matter presented to the stockholders of the Company at any meeting of the stockholders of the Company or (C) the right of Purchaser to request, in writing or orally, a waiver of any of these restrictions for any purpose. The designation of an individual by the Purchaser to be a nominee to the Board of Directors of the Company and actions taken by the individual serving as the Purchaser's designee for nomination to the Board of Directors of the Company shall not be deemed a violation of the provisions of this Section 7.1.

7.2. Restrictions on Transfer

     Until the date that is 270 days after the Closing Date, the Purchaser will not, directly or indirectly, sell, transfer, pledge, encumber or otherwise dispose of (collectively, "Transfers") any Shares except for: (a) Transfers of Shares with the approval of a majority of the Board of Directors; (b) Transfers of Shares to any Affiliate of the Purchaser, provided that such Affiliate shall, upon such transfer, become a party to this Agreement and agree to be bound by all the provisions hereof; or (c) Transfers of Shares pursuant to any bona fide tender or exchange offer to acquire Shares which is not opposed by a majority of the Board of Directors of the Company.


8.   SHELF REGISTRATION


8.1. Definitions

     As used in this Article 8:

     (a) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

     (b) For the purposes hereof the term "Registrable Securities" means (i) the Shares and any other shares of Common Stock acquired by Holders subsequent to the date hereof, (ii) stock issued in lieu of such shares in any corporate reorganization and (iii) stock issued in respect of the stock referred to in (i) or (ii) above as a result of a stock split, stock dividend, reorganization or combination, in each case to the extent held by Holders.

     (c) The terms "Holder" or "Holders" means the Purchaser or any Affiliate thereof holding Registrable Securities.

     (d) The term "Managing Underwriters" means the investment banker or investment bankers and manager or managers that shall administer an underwritten offering, if any, as set forth in Section 8.6 hereof.

     (e) The term "Prospectus" means the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities.

     (f) The term "Shelf Registration Statement" means a "shelf" registration statement of the Company pursuant to the provisions of Section 8.2 hereof filed with the Commission which covers some or all of the Registrable Securities, as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.


8.2. Shelf Registration

     (a) The Company shall, within 90 days following the Closing Date, file with the Commission a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement and, thereafter, shall use its best efforts to cause such Shelf Registration Statement to be declared effective under the Act within 270 days following the Closing Date, provided, however, that no Holder shall be entitled to have the Registrable Securities held by it covered by such Shelf Registration Statement unless such Holder is in compliance with Section 8.3(i) hereof.

     (b) The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of three years from the Closing Date or such shorter period that will terminate upon the earlier of the following: (A) when all the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or (B) when, in the written opinion of counsel to the Company, all outstanding Registrable Securities held by Holders may be resold without registration under the Act pursuant to Rule 144(k) under the Act or any successor provision thereto (in any such case, such period being called the "Effectiveness Period").

     (c) The Company may suspend sales under the Shelf Registration Statement or defer the updating of the Shelf Registration Statement and suspend sales thereunder for a reasonable period of time (not exceeding 75 days) if the Company furnishes the Holders with a notice signed by an executive officer of the Company (a "Suspension Notice") stating that, in its good faith judgment, the Company has determined that maintaining the effectiveness of the Shelf Registration Statement and permitting offers and sales thereunder would require the Company to make public disclosure of information not otherwise required to be publicly disclosed at such time, the public disclosure of which would have a Material Adverse Effect upon the Company or would adversely affect the ability of the Company to consummate a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction. Upon receipt of any such notice from the Company, each Holder agrees to discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement (a "Black Out") until the earlier of (i) such time as such Holder receives copies of a supplemental or amended prospectus, (ii) such time as such Holder receives notification from the Company that such suspension is no longer required or (iii) 75 days; provided, that the Company may not suspend sales for more than an aggregate of 105 days in any twelve month period.

     (d) In the event the Company shall give a Suspension Notice, the Effectiveness Period under Section 8.2(b) will be extended by the number of days during the time period from and including the date of the giving of such Suspension Notice to and including the date when the Black Out shall have terminated in accordance with the immediately preceding paragraph.

     (e) Promptly after the Shelf Registration Statement is declared effective, the Company shall deliver an appropriate number of Prospectuses to the New York Stock Exchange (and any successor securities exchange on which the Company's Common Stock is listed) pursuant Rule 153 under the Securities Act and NYSE Rule 204.27.


8.3. Registration Procedures

     In connection with any Shelf Registration Statement, the following provisions shall apply:

     (a) The Company shall furnish to the Purchaser, prior to the filing thereof with the Commission, a copy of any Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall provide the Purchaser with a meaningful opportunity to review and comment upon such material prior to filing thereof.

     (b) The Company shall take such action as may be necessary so that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the applicable provisions of the Act and the Exchange Act and the respective rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

     (c) (1) The Company shall advise and provide copies, if applicable, to the Purchaser and, in the case of clause (i), the Holders and, if requested by the Purchaser or any such Holder, confirm such advice in writing: (i) when a Shelf Registration Statement and any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective; and (ii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information.

          (2) The Company shall advise the Purchaser and the Holders and, if requested by the Purchaser or any such Holder, confirm such advice in writing of: (i) the issuance by the Commission of any stop order suspending effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose; (ii) the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) the happening of any event that requires the making of any changes in the Shelf Registration Statement or the Prospectus so that, as of such date, the Shelf Registration Statement and the Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).

     (d) The Company shall use its reasonable efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of any Shelf Registration Statement at the earliest possible time.

     (e) The Company shall, during the Effectiveness Period, deliver to each Holder of Registrable Securities included within the coverage of any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents (except upon and during the continuance of any event described in Section 8.3(c)(2)(iii) above) to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto during the Shelf Registration Period.

     (f) Prior to any offering of Registrable Securities pursuant to any Shelf Registration Statement, the Company shall register or qualify or cooperate with the Holders of Registrable Securities included therein and their respective counsel in connection with the registration or qualification of such Registrable

Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holders reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such United States jurisdictions of the Registrable Securities covered by such Shelf Registration Statement; provided, however, that in no event shall the Company be obligated to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 8.3(f), (ii) file any general consent to service of process in any jurisdiction where it is not as of the date hereof then so subject or (iii) subject itself to taxation in any such jurisdiction if it is not so subject.

     (g) Upon the occurrence of any event contemplated by Section 8.3(c)(2)(iii), the Company shall promptly prepare a post-effective amendment to any Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the Company shall be under no obligation to file any such document during the pendancy of the circumstances described in clauses (i), (ii) and (iii) of the last sentence of Section 8.2(b). If the Company notifies the Holders of the occurrence of any event contemplated by Section 8.3(c)(2)(iii), the Holders shall suspend the use of the Prospectus until the requisite changes to the Prospectus have been made.

     (h) The Company shall use its best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders or otherwise provide in accordance with Section 11(a) of the Act as soon as practicable after the effective date of the applicable Shelf Registration Statement an earnings statement satisfying the provisions of
Section 11(a) of the Act.

     (i) The Company may require each Holder of Registrable Securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Registrable Securities as required by the Securities Act and which the Company may from time to time reasonably request for inclusion in such Shelf Registration Statement and the Company may exclude from such registration the Registrable Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request.

     (j) The Company shall, if requested, promptly include or incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement, such information as the Managing Underwriters reasonably agree should be included therein and to which the Company do not reasonably object and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after they are notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment.

     (k) The Company shall enter into such customary agreements (including underwriting agreements in customary form) to take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Registrable Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures substantially identical to those set forth in Section 8.5 (or such other provisions and procedures reasonably acceptable to the Managing Underwriters, if any) with respect to all parties to be indemnified pursuant to
Section 8.5.

     (l) The Company shall (i) make reasonably available for inspection by the Holders of Registrable Securities to be registered thereunder, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney, accountant or other agent retained by such Holders or any such Underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries; (ii) cause the Company's officers, directors and employees to make reasonably available for inspection all relevant information reasonably requested by such Holders or any such Underwriter, attorney, accountant or agent in connection with any such Shelf Registration Statement, in each case as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by such Holders or any such Underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; and provided further that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of the Holders and the other parties entitled thereto by one counsel designated by and on behalf of such Holders and other parties; (iii) make such representations and warranties to the Holders of Registrable Securities registered thereunder and the Underwriters, if any, in form, substance and scope as are customarily made by the Company to Underwriters in primary underwritten offerings; (iv) obtain opinions of counsel to the Company (who may be the general counsel of the Company) and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) in customary form addressed to each selling Holder and the Underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings; (v) obtain "cold comfort" letters and updates thereof from the independent public accountants of the Company, addressed to each such Holder of Registrable Securities registered thereunder and the Underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and (vi) deliver such other customary documents and certificates as may be reasonably requested by any such Holders and the Managing Underwriters, if any, including those to evidence compliance with Section 8.3(g) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The foregoing actions set forth in clauses (iii), (iv), (v) and (vi) of this Section 8.3(l) shall be performed at each closing under any underwritten offering to the extent required thereunder.

     (m) The Company shall use its reasonable efforts to take all other steps necessary to effect the registration, offering and sale of the Registrable Securities covered by the Shelf Registration Statement contemplated hereby.


8.4. Expenses of Registration

     The Company shall bear all fees and expenses incurred by it in connection with the performance of its obligations under Sections 8.2 and 8.3 hereof and shall bear or reimburse the Holders for the reasonable fees and disbursements of one firm of counsel designated by the Holders of a majority of the Registrable Securities covered by the Shelf Registration Statement to act as counsel therefor in connection therewith.


8.5. Indemnification

     (a) To the extent permitted by law, the Company will indemnify each Holder of Registrable Securities, each of its officers, directors and partners, and each person controlling (within the meaning of the Act) such Holder, with respect to which such registration has been effected pursuant to this Article 8, and each underwriter, if any, and each person who controls (within the meaning of the Act) any underwriter of the Registrable Securities held by or issuable to such Holder, against any and all claims, losses, expenses, damages and liabilities (or actions in respect thereto) whatsoever arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Shelf Registration Statement (or any amendment thereto) covering Registrable Securities, including all documents incorporated therein by reference, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company of any rule or regulation promulgated under the Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, provided that the indemnity contained in this paragraph shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld) and provided further that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter specifically for use therein.

     (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder, against any and all claims, losses, expenses, damages and liabilities (or actions in respect thereof) whatsoever arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto), or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use therein; and provided further that the indemnity contained in this paragraph shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder (which consent will not be unreasonably withheld).

     (c) Each party entitled to indemnification under this Section 8.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. The Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at its own expense, but if the Indemnifying Party shall elect not to assume the defense of such claim or litigation, the Indemnifying Party will reimburse such Indemnified Party for the fees and expenses of any counsel retained by such Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.


8.6. Underwritten Offering

     The Holders of Registrable Securities covered by the Shelf Registration Statement who desire to do so may sell such Registrable Securities in an underwritten offering. In any such underwritten offering, the investment banker or bankers and manager or managers that will administer the offering will be selected by, and the underwriting arrangements with respect thereto will be approved by, the Holders of a majority of the Registrable Securities to be included in such offering; provided however, that (i) such investment bankers and managers and underwriting arrangements (including indemnification agreements) must be reasonably satisfactory to the Company and (ii) the Company shall not be obligated to cooperate with the Purchaser or Holders in more than one underwritten offering during the Effectiveness Period. No Holder may participate in the underwritten offering contemplated hereby unless such Holder
(a) agrees to sell such Holder's Registrable Securities in accordance with any approved underwriting arrangements, (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such approved underwriting arrangements and (c) at least 20% of the outstanding Registrable Securities are included in such underwritten offering. The Holders participating in the underwritten offering shall be responsible for any expenses customarily borne by selling securityholders, including underwriting discounts and commissions and fees and expenses of counsel to the selling securityholders, and shall reimburse the Company for the fees and disbursements of their counsel, their independent public accountants and any printing and other out-of-pocket expenses reasonably incurred in connection with such underwritten offering.


8.7. Transfer of Registration Rights

     The rights to cause the Company to register Registrable Securities of a Holder granted to a Holder by the Company under this Article 8 may be assigned by a Holder to a transferee or assignee of shares of the Registrable Securities who is an Affiliate of such Holder and is or becomes a party to this Agreement for all purposes hereof.


9.   TERMINATION


9.1. Termination

     (a) This Agreement may be terminated at any time before the Closing Date under any one or more of the following circumstances:

          (i) by the mutual consent of the parties hereto;

          (ii) by the Purchaser, by written notice of termination delivered to the Company, if any of the conditions set forth in Section 3.2 have not been fulfilled by June 30, 1999 provided that if such failure to fulfill conditions is the result solely of the necessity of obtaining government approvals or satisfying governmental requirements, the date shall be extended 60 days; or

          (iii) by the Company, by written notice of termination delivered to the Purchaser, if any of the conditions set forth in Section 3.3 have not been fulfilled by June 30, 1999 provided that if such failure to fulfill conditions is the result solely of the necessity of obtaining government approvals or satisfying governmental requirements, the date shall be extended 60 days.

     (b) This Agreement shall terminate if the number of Shares that would be issuable at Closing would exceed the Maximum Amount.


9.2. Effect of Termination

     In the event this Agreement is terminated as provided in this Article 9, this Agreement shall forthwith become wholly void and of no effect, and the parties shall be released from all future obligations hereunder; provided, however, that the obligations of the Purchaser as to confidentiality provided in
Section 4.5 shall not be extinguished but shall survive such termination. The parties hereto shall have any and all remedies to enforce such obligations provided at law or in equity (including, without limitation, specific performance).


10.  MISCELLANEOUS


10.1. Survival

     This Section 10 and the agreements of the Company and the Purchaser contained in Section 4.4 (Publicity), Section 4.5 (Confidentiality),

Section 4.6 (Board Nominee), Section 7 (Standstill Provisions; Restrictions on Transfer) and Section 8 (Shelf Registration) shall survive the issuance and sale of the Shares in accordance with their terms. This Section 10 and the agreements of the Company and the Purchaser contained in Section 10.8 (Expenses), and
Section 9.2 (Effect of Termination) shall survive the termination of this Agreement. All representations and warranties in Sections 5 and 6 (except
Section 5.9(a)) shall survive for eighteen months from the Closing Date and the representations and warranties made in Section 5.9(a) shall survive for a period of three years from the Closing Date. All other covenants and agreements in this Agreement shall not survive the consummation of the issuance of the Shares or the termination of this Agreement.


10.2. Additional Actions and Documents

     Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents, and will obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.


10.3. Expenses

     Subject to the provisions of Article 8, each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated hereunder, including all legal and accounting fees and disbursements, except that the Company shall pay all required filing fees under Hart-Scott-Rodino.


10.4. Assignment

     The Purchaser shall have the right to assign its rights and obligations under this Agreement, in whole or in part, to an Affiliate or to designate any of its Affiliates (to the extent permitted by Law) to receive directly the shares of Common Stock to be purchased hereunder or to exercise any of the rights of the Purchaser, or to perform any of its obligations. Except as set forth in the previous sentence and as otherwise expressly permitted hereunder, the Company and the Purchaser shall not assign its rights and obligations under this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other party hereto, and any such assignment contrary to the terms hereof shall be null and void and of no force and effect. In no event shall the assignment by the Company or the Purchaser of its respective rights or obligations under this Agreement, whether before or after the Closing, release the Company or the Purchaser from its respective liabilities and obligations hereunder.

10.5. Entire Agreement; Amendment

     This Purchase Agreement, including the Disclosure Schedule, the Exhibits and other documents referred to herein or furnished pursuant hereto, constitutes the entire agreement among the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the party against whom enforcement of the amendment, modification, or discharge is sought.


10.6. Waiver

     No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other documents furnished in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.


10.7. Consent to Jurisdiction

     (a) This Agreement and the duties and obligations of the Purchaser and the Company hereunder and under each of the documents referred to herein shall be enforceable against either of the Company or the Purchaser in the courts of the United States of America and of the State of New York. For such purpose, the Company and the Purchaser hereby irrevocably submit to the non-exclusive jurisdiction of such courts, and agrees that all claims in respect of this Agreement and such other Documents may be heard and determined in any of such courts.

     (b) The Purchaser and the Company hereby irrevocably agree that a final judgment of any of the courts specified above in any action or proceeding relating to this Agreement or to any of the other documents referred to herein or therein shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.


10.8. Severability

     If any part of any provision of this Agreement or any other agreement or document given pursuant to or in connection with this Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement.


10.9. Governing Law

     This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of New York (excluding the choice of law rules thereof).


10.10. Notices

     All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Purchase Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telecopy or telex, addressed as follows:

     (i)  If to the Purchaser:

          ACE Bermuda Insurance, Ltd.
          The ACE Building
          30 Woodbourne Avenue
          Hamilton HM 08
          BERMUDA
          Attention: General Counsel

     with copies (which shall not constitute notice) to:

          ACE Limited
          The ACE Building
          30 Woodbourne Avenue
          Hamilton HM 08
          BERMUDA
          Attention: General Counsel

     and

          Mayer, Brown & Platt
          190 South LaSalle Street
          Chicago, Illinois  60603
          Attention: Edward S. Best, Esq.

     (ii) If to Company:

          Capital Re Corporation
          1325 Avenue of the Americas
          New York, New York  10019
          Attention: General Counsel

     with a copy (which shall not constitute notice) to:

          Hogan & Hartson L.L.P.
          111 South Calvert Street
          Baltimore, Maryland  21202
          Attention: Michael J. Silver, Esq.

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand delivered, sent, mailed, telecopied or telexed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or (with respect to a telecopy or telex) the answerback being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.


10.11. Headings

     Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.


10.12. Execution in Counterparts

     To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single Agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.


10.13. Limitation on Benefits

     The covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.


10.14. Binding Effect

     Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and assigns.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first above written.

                                        PURCHASER:

                                        ACE BERMUDA INSURANCE, LTD.


                                        /s/ Christopher Z. Marshall
                                        ---------------------------------------
                                        Christopher Z. Marshall, Director


                                        COMPANY:

                                        CAPITAL RE CORPORATION


                                        /s/ Jerome F. Jurschak
                                        ---------------------------------------
                                        Jerome F. Jurschak
                                        Chairman and Chief Executive Officer

                                    EXHIBIT A
                           TO STOCK PURCHASE AGREEMENT
                          DATED AS OF FEBRUARY 19, 1999



DEFINITIONS

     "Affiliate" means: (a) with respect to a person, any member of such person's family; (b) with respect to an entity, any officer, director, stockholder, partner or investor of or in such entity or of or in any Affiliate of such entity; and (c) with respect to a person or entity, any person or entity which directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such person or entity.

     "Agreement" means this Stock Purchase Agreement, including the Disclosure Schedule and all Exhibits hereto.

     "Assets" means assets of every kind and everything that is or may be available for the payment of liabilities (whether inchoate, tangible or intangible), including, without limitation, real and personal property.

     "Beneficially Own" with respect to any securities means having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

     "Closing" means the closing of the sale and purchase of shares of Common Stock pursuant to the Agreement (for purposes of determining whether the number of Shares would exceed the Maximum Amount at Closing, Closing shall be deemed to be as of five business days following the satisfaction or waiver of the latest to be satisfied of the conditions precedent described in Section 3.2).

     "Closing Date" means 10:00 a.m. Eastern Time on such date as is five business days following the satisfaction or waiver of the latest to occur of the conditions precedent described in Section 3.2 or such other time and date as shall be mutually agreed upon by the Purchaser and the Company.

     "Code" means the Internal Revenue Code of 1986, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

     "Commission" means the Securities and Exchange Commission or any other governmental authority at the time administering the Securities Act or the Exchange Act.

     "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Company within the meaning of ss. 414(c) of the Code.

     "Common Stock" means the common stock, $.01 par value per share, of the Company.

     "Company" means Capital Re Corporation, a Delaware corporation.

     "Company Reports" has the meaning set forth in Section 5.5.

     "Confidential Information" has the meaning set forth in Section 4.5.

     "Contracts" has the meaning set forth in Section 5.7.

     "Control" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by Agreement or otherwise).

     "Disclosure Schedule" means the disclosure schedule identified as the Disclosure Schedule to the Agreement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all laws promulgated pursuant thereto or in connection therewith.

     "Exhibit" means an exhibit attached to the Agreement.

     "Hart-Scott-Rodino" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

     "Insurance Contracts" has the meaning set forth in Section 5.8.

     "Insurance Subsidiary" has the meaning set forth in Section 5.3.

     "Laws" means all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified persons or entities and to the businesses and Assets thereof (including, without limitation, Laws relating to securities registration and regulation; the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours;

building standards, land use and zoning; safety, health and fire prevention; and environmental protection).

     "Loss" and "Losses" means any and all actual out of pocket: losses, liabilities, damages, costs and expenses (including reasonable attorneys' fees), taxes, penalties, fines, expenditures, judgments and awards.

     "Material Adverse Effect" means (i) a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole, or (ii) any effect that would prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement, other than effects caused by changes in general economic conditions or conditions generally affecting the markets for government taxable and tax-exempt securities, mortgage securities, corporate fixed income securities or the insurance or reinsurance industry generally.

     "Maximum Amount" has the meaning set forth in Section 2.

     "NYSE" means the New York Stock Exchange.

     "Ordinary Course of Business" means ordinary course of business consistent with past practices.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

     "Person" means any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or department or agency of a government.

     "Plan" shall be defined to mean any plan of a type described in Section 3(3) of ERISA in respect of which the Company or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

     "Preferred Stock" means the preferred stock, $.01 par value per share, of the Company.

     "Purchase Price" has the meaning set forth in Section 2.

     "Purchaser" means ACE Bermuda Insurance, Ltd., an insurance company licensed and registered under the laws of the Islands of Bermuda.

     "Reportable Event" shall mean any of the events set forth in Section 4043(d) of ERISA or the regulations thereunder, other than an event with respect to which the provision for thirty-day notice to the PBGC has been waived by such regulations.

     "Representatives" has the meaning set forth in Section 4.5.

     "SAP Statements" has the meaning set forth in Section 5.5.

     "Shares" means the shares of the Company's Common Stock being purchased by the Purchaser pursuant to the Agreement.

     "Section" means a Section (or a subsection) of the Agreement.

     "Securities Act" means the Securities Act of 1933, as amended, and all laws promulgated pursuant thereto or in connection therewith.

     "Standstill Termination Date" has the meaning set forth in Section 7.1.

     "Subsidiary" means a corporation or other entity of which at least 80% of the outstanding securities or other interests having rights to vote or otherwise exercise Control are held, directly or indirectly, by the Company or another Subsidiary.

     "13D Group" means any group of Persons acquiring, holding, voting or disposing of Voting Securities which would be required under Section 13(d) of the Exchange Act and the rules and regulations thereunder (as in effect, and based on legal interpretations thereof existing on the date hereof) to file a statement on Schedule 13D with the Commission as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group Beneficially Owned Voting Securities representing more than 5% of any class of Voting Securities then outstanding.

     "Total Voting Power" at any time means the total combined voting power in the general election of directors of all Voting Securities then outstanding.

     "Transfer" has the meaning set forth in Section 7.2.

     "Voting Securities" at any time means shares of any class of capital stock of the Company which are then entitled to vote generally in the election of directors.

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

1. DEFINITIONS...............................................................1
2. SALE AND PURCHASE OF SHARES...............................................1
3. CLOSING...................................................................2
      3.1. Closing of Sale and Purchase......................................2
      3.2. Conditions Precedent to the Purchaser's Obligations...............2
      3.3. Conditions Precedent to the Company's Obligations.................4
4. ADDITIONAL UNDERTAKINGS AND COVENANTS.....................................5
      4.1. Consents and Approvals............................................5
      4.2. Operation of Business of Company and the Subsidiaries.............6
      4.3. Stock Exchange Listing............................................6
      4.4. Publicity.........................................................6
      4.5. Confidentiality...................................................7
      4.6. Board Nominee.....................................................8
5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................8
      5.1. Organization and Standing.........................................8
      5.2. Authorization.....................................................9
      5.3. Subsidiaries......................................................9
      5.4. Capitalization....................................................9
      5.5. Company Reports; Financial Statements.............................10
      5.6. Taxes.............................................................11
      5.7. Governmental Filings; No Violations...............................12
      5.8. Insurance Matters.................................................12
      5.9. Litigation and Liabilities........................................13
      5.10. Compliance with Laws; Permits....................................14
      5.11. Material Contracts...............................................15
      5.12. Pension and Benefit Plans........................................15
      5.13. Brokers and Finders..............................................15
      5.14. Offering of Shares...............................................16
      5.15. Year 2000 Compliance.............................................16
6. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER...........................16
      6.1. Organization and Standing.........................................17
      6.2. Authorization.....................................................17
      6.3. No Registration Under the Securities Act..........................17
      6.4. Acquisition for Investment........................................17
      6.5. Evaluation of Merits and Risks of Investment......................18
7. STANDSTILL PROVISIONS; RESTRICTIONS ON TRANSFER...........................18
      7.1. Acquisition of Voting Securities and Other Matters................18
      7.2. Restrictions on Transfer..........................................20
8. SHELF REGISTRATION........................................................20
      8.1. Definitions.......................................................20

      8.2. Shelf Registration................................................21
      8.3. Registration Procedures...........................................22
      8.4. Expenses of Registration..........................................26
      8.5. Indemnification...................................................26
      8.6. Underwritten Offering.............................................28
      8.7. Transfer of Registration Rights...................................28
9. TERMINATION...............................................................29
      9.1. Termination.......................................................29
      9.2. Effect of Termination.............................................29
10. MISCELLANEOUS............................................................29
      10.1. Survival.........................................................29
      10.2. Additional Actions and Documents.................................30
      10.3. Expenses.........................................................30
      10.4. Assignment.......................................................30
      10.5. Entire Agreement; Amendment......................................31
      10.6. Waiver...........................................................31
      10.7. Consent to Jurisdiction..........................................31
      10.8. Severability.....................................................31
      10.9. Governing Law....................................................32
      10.10. Notices.........................................................32
      10.11. Headings........................................................33
      10.12. Execution in Counterparts.......................................33
      10.13. Limitation on Benefits..........................................33
      10.14. Binding Effect..................................................34




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